EXHIBIT 10.41

FIRST AMENDMENT TO
GAS SUPPLY AND DELIVERY SERVICE AGREEMENT
CONTRACT UGIU-P-1010
THIS FIRST AMENDMENT (this "Amendment") is entered into as of November 1, 2020 (the "Effective Date"), by and among UGI Utilities, Inc, a Pennsylvania Corporation ("Utility"), having an address at 1 UGI Drive, Denver, PA 17517, and UGI Energy Services, LLC, a Pennsylvania limited liability company ("UGIES"), having an address at 835 Knitting Mills Way, Wyomissing, PA 19610. Utility and UGIES may herein be referred to individually as a "Party" or collectively as the "Parties."
WITNESSETH:
WHEREAS, the Parties have entered into that certain Gas Supply and Delivery Service Agreement (the “Agreement”) dated November 1, 2015, pursuant to which UGIES currently provides for the delivery of a Maximum Daily Quantity of 106,465 Dth per day (1,596,975 Total Winter Entitlement) of a Firm supply service to Utility for the 2019 through 2020 Winter Season;
WHEREAS, the Agreement will expire in accordance with its terms on March 31, 2020;
WHEREAS, the Parties desire to extend the Agreement through and including the Delivery Day of March 31, 2025;
NOW THEREFORE, in consideration of the mutual provisions contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties, intending to be legally bound, hereby agree as follows:
1.As of the Effective Date, Section 1.5 of the Agreement is hereby amended to revise the definition of “Gas Day” by changing “ECT” to “EST”. With this change, Section 1.5 will read:

1.5    “Gas Day” shall refer to the NAESB-defined gas day, which shall be on continuous twenty-four (24) hour period, commencing at 10:00 a.m. EST.

2.As of the Effective Date, Section 1.11 of the Agreement is hereby amended to delete “during the Primary Term” in the second sentence of the first paragraph. In addition, for the list related to “Winter Season”, add “2020 through 2025” at the end of the list and for the list related to “TWE” add “1,596,975 Dth” at the end of the list (to align with the 2020 through 2025 period). With these changes, Section 1.11 will read:

1.11    “Total Winter Entitlement” or “TWE” shall mean the maximum quantity of Natural Gas the Utility is entitled to receive and UGIES is obligated to deliver on a Firm basis during a Winter Season. The TWE for each Winter Season shall be as follows:

Winter Seasons                TWE
2015 through 2016                854,895 Dth
2016 through 2017                914,415 Dth
2017 through 2018                1,141,935 Dth

2018 through 2019                1,369,455 Dth
2019 through 2020                1,596,975 Dth
2020 through 2025                1,596,975 Dth

3.As of the Effective Date, Section 1.12 of the Agreement is hereby amended to revise the definition of “Winter Season” by changing “ECT” to “EST”. With this change, Section 1.12 will read:

1.12    “Winter Season” shall refer to the period beginning at 10:00 a.m. EST November 1 and ending 9:59 a.m. EST the following March 31.

4.As of the Effective Date, Section 2 of the Agreement is hereby amended by adding after the first sentence “The Primary Term will expire on March 31, 2020 and Utility exercised its right to extend the Agreement for a five (5) year term (“Rollover Term I”).” The third sentence will be revised to delete “the Primary Term or”. With these changes, Section 2 will read:

SECTION 2. Term
This Agreement shall be effective for a period commencing on and including the Delivery Day of November 1, 2015, and expiring on and including the Delivery Day of March 31, 2020 (the "Primary Term"). The Primary Term will expire on March 31, 2020 and Utility exercised its right to extend the Agreement for a five (5) year term (“Rollover Term I”). Utility shall have the right, in its sole discretion, to extend the Agreement for a subsequent five-year term (with each five-year period referred to as a "Rollover Term") by providing written notice to UGIES of its intent to extend the Agreement at least one (1) year prior to the expiration of any Rollover Term (referred to as a “Notice Date”). If Utility elects to extend the Agreement for one or more Rollover Terms, the MDQ and TWE and all terms and conditions of service shall remain unchanged unless expressly agreed to by the Parties; provided however that the applicable Reservation Charge and the Commodity Charge for the Rollover Term will be adjusted in accordance with Section 5.3 hereof.

5.As of the Effective Date, Section 3.2 of the Agreement is hereby amended by deleting “during the primary term” in the second sentence. In addition, for the list related to “Winter Seasons” add “2020 through 2025” at the end of the list and for the list related to “MDQ” add “106,465 Dth” at the end of the list (to align with the 2020 through 2025 period). With these revisions, Section 3.2 will read:

3.2    Maximum Daily Quantity. The “Maximum Daily Quantity” or “MDQ” shall mean the maximum quantity of Natural Gas that Utility may require UGIES to deliver on a Firm basis, on any day during a Winter Season. The MDQ for each Winter Season shall be as follows:

Winter Seasons                MDQ
2015 through 2016                56,993 Dth
2016 through 2017                60,961 Dth
2017 through 2018                76,129 Dth
2018 through 2019                91,297 Dth
2019 through 2020                106,465 Dth

2020 through 2025                106,465 Dth

6.As of the Effective Date, Section 3.3 of the Agreement is hereby amended to add the following entry at the bottom of the table.

Winter Season	MDQ	Delivery Point(s)
2020 through 2025	Up to 25,000 Dth	Utility's physical interconnection at either Transco Meter No. 1006691 or any mutually agreeable interconnection between Utility's distribution system and UGIES's peaking facilities.
	Up to 81,465 Dth	Any mutually agreeable interconnection between Utility’s distribution system and UGIES’s peaking facilities.

7.As of the Effective Date, Section 4 of the Agreement is hereby amended by changing “ECT” to “EST”. With this change, Section 4 will read:

4.    Nomination Procedure.
    Utility shall have the right, but not the obligation, to make a Day-Ahead Nomination for quantities up to the MDQ on trading days defined by International Exchange (“ICE”), for delivery on a subsequent ICE delivery day(s). Utility shall notify UGIES, either verbally or in writing, of the requested quantity by 9:30 a.m. EST on the ICE trading day.

8.As of the Effective Date, Section 5.1 of the Agreement is hereby amended by changing “Primary Term” in the first sentence to “Term”. In the lists under this sentence, change the list header “Primary Term” to “Term” and add “November 2020 through March 2025” at the end of the list. For the list related to “Annual Charge”, add $16,664,516.17 at the end of the list (to align with the 2020 through 2025 period). In the paragraph below these lists, delete “Primary”. For the list under this paragraph (i.e., the list related to Primary Term), change “Primary Term” to “Term” and add “November 2020 through March 2025” at the end of the list. For the list related to “Monthly Installment Charge”, add $3,332,903.23 at the end of the list (to align with the 2020 through 2025 period). With these changes, Section 5.1 will read:

5.1    Reservation Charge. Utility shall pay UGIES a Reservation Charge during the Term, as follows:

Term                            Annual Charge
November 2015 through March 2016            $11,626,572.00
November 2016 through March 2017            $11,399,707.00
November 2017 through March 2018            $11,723,866.00
November 2018 through March 2019            $14,059,738.00
November 2019 through March 2020            $16,395,610.00
November 2020 through March 2025            $16,664,516.17

The Reservation Charge above shall be paid in five (5) equal installments due on November 1, December 1, January 1, February 1, and March 1, during each year of the Term, as follows:

Term                        Monthly Installment Charge
November 2015 through March 2016        $2,325,314.40
November 2016 through March 2017        $2,279,941.40
November 2017 through March 2018        $2,344,773.20
November 2018 through March 2019        $2,811,947.60
November 2019 through March 2020        $3,279,122.00
November 2020 through March 2025        $3,332,903.23

The Reservation Charge shall be billed and paid in accordance with Section 6 hereof.

9.As of the Effective Date, Section 5.2 (b)(ii) of the Agreement is hereby modified to replace “ECT” with “EST.” With this change, Section 5.2(b)(ii) will read:

(ii)    Unless otherwise agreed, Utility shall notify UGIES of its intention to lock-in the Commodity Charge by no later than 10:00 a.m. EST on the penultimate trading day for the NYMEX Natural Gas contract to the month in which such lock-in will apply. Such notice shall identify the quantity of Natural Gas to be locked-in for each month of delivery. UGIES shall promptly communicate to Utility any limitations on the lock-in quantity identified in Utility’s notice and the Parties will utilize commercially reasonable efforts to facilitate the lock-in to the extent practicable.

10.As of the Effective Date, Section 5.3 of the Agreement is hereby amended by adding “The Primary Term will expire on March 31, 2020 and Utility exercised its right to extend the Agreement for a five (5) year term (“Rollover Term I”)” after the first sentence. In the second sentence, delete “using 2019 as the base.” and replace it with “using 2023 as the base.” With these changes, Section 5.3 will read:

5.3 Rollover Period Price Adjustment. Utility shall have a Right of First Refusal (“ROFR”) to extend the Agreement upon the expiration of the Primary Term or any Rollover Term. The Primary Term will expire on March 31, 2020 and Utility exercised its right to extend the Agreement for a five (5) year term (“Rollover Term I”). In the event that Utility elects to extend the Agreement for one or more Rollover Terms, the Reservation Charge applicable to each Rollover Term shall be escalated based on the U.S. Gross Domestic Product Implicit Price Deflator, using 2023 as the base. For any subsequent term, the escalation fee will be based on the U.S. Gross Domestic Product Implicit Price Deflator using the index from the penultimate year of the subsequent term.
11.As of the Effective Date, Section 12.2 of the Agreement is amended by replacing “ECT” with “EST”. With this change, Section 12.2 will read:

12.2    Means of Delivery. Unless a specific means of notice is expressly stated herein, all notices required hereunder may be sent by mutually acceptable means, provided, however, that (i) notices shall be deemed given when received on a Business Day by the addressee, (ii) notices sent electronically shall be deemed received upon the sending Party's receipt of confirmation of successful transmission, and (iii) any notice received on a day other than a Business Day or after 5:00 p.m. EST on a Business Day shall be deemed received at the start of the next following Business Day.
12.As of the Effective Date, Section 12.3 of the Agreement is hereby amended to revise the addresses of the Parties for notices. The updated addresses in Section 12.3 are as follows:

12.3    Addresses. Notices shall be provided to the Parties at the following addresses:
If to UGI Energy Services, LLC, to:
        UGI Energy Services, LLC
        835 Knitting Mills Way
        Wyomissing, PA 1961
        Telephone:    (610) 373-7999
        Facsimile:    (610) 374-4288
        Attention:    Vice President Energy Marketing and Supply

If to UGI Utilities, Inc., to:

        UGI Utilities, Inc.
        1 UGI Drive
        Denver, PA 17517
        Telephone:    (610) 796-3431
        Facsimile:    (610) 796-3606
        Attention:    Director Energy Supply & Planning

13.As of the Effective Date, a new Section 18.6 will be added to the Agreement, which will read:

18.6    Remaining Provisions. Except as expressly set forth herein, the terms and conditions of the Agreement remain unchanged and are fully enforceable by either Party in accordance with the terms thereof.

IN WITNESS WHEROF, the Parties have caused this Amendment to be signed by their duly authorized offices of this effective date.

UGI UTILITIES, INC.

By:    /s/ Paul Szykman

Name: Paul Szykman
Title: Chief Regulatory Officer

UGI ENERGY SERVICES, LLC

By:    /s/ Joseph Hartz

Name: Joseph Hartz
Title: President & Chief Executive Officer